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# FIRST SOUTH BANCORP, INC.

**IMPORTANT SPECIAL MEETING INFORMATION** 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

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## Electronic Voting Instructions

**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on October 26, 2017.**

**Vote by Internet**

- Go to **www.investorvote.com/FSBK**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

**Vote by telephone**

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

## Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.**

| Proposal | For | Against | Abstain |
|---|---|---|---|
| 1. Proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2017, by and between First South Bancorp, Inc. ("First South"), and Carolina Financial Corporation ("Carolina Financial"), as it may be amended from time to time, under which First South will merge with and into Carolina Financial. | ☐ | ☐ | ☐ |
| 2. Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to First South's named executive officers that is based on or otherwise related to the merger. | ☐ | ☐ | ☐ |
| 3. Proposal to approve the adjournment or postponement of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the merger agreement. | ☐ | ☐ | ☐ |

**B Non-Voting Items**

**Change of Address** — Please print new address below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Special Meeting. ☐

**C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as your name appears on the enclosed card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

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YOUR VOTE IS IMPORTANT! Special Meeting Materials are available on-line at: www.edocumentview.com/FSBKq IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qREVOCABLE PROXY - FIRST SOUTH BANCORP, INC.SPECIAL MEETING OF STOCKHOLDERS October 26, 2017 Washington, North Carolina THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.The undersigned hereby appoints Steve L. Griffin, Frederick N. Holscher and Lindsey A. Crisp, or any of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of First South which the undersigned is entitled to vote at a Special Meeting of Stockholders, to be held at the First South Bank Operations Center located at 220 Creekside Drive, Washington, North Carolina, on Thursday, October 26, 2017, at 11:00 a.m. Eastern Time (the "Special Meeting"), and at any and all adjournments thereof, as designated on the reverse side of this proxy. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT; "FOR" THE MERGER-RELATED COMPENSATION PROPOSAL; AND "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the above signed be present and elect to vote at the Special Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The above signed may also revoke their proxy by filing a subsequent proxy or notifying the Secretary of First South of his or her decision to terminate his or her proxy. By signing, dating and mailing this proxy or by voting by telephone or the Internet, you acknowledge that you have received from First South a Notice of Special Meeting and Joint Proxy Statement/Prospectus dated August 30, 2017.PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.